Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

NOTICE OF GUARANTEED DELIVERY

ION GEOPHYSICAL CORPORATION

EXCHANGE OFFER FOR

$175,000,000

8.125% SENIOR SECURED SECOND PRIORITY NOTES DUE 2018

AND RELATED GUARANTEES

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON              , 2014 (THE “EXPIRATION DATE”), UNLESS WE EXTEND THE EXCHANGE OFFER IN OUR SOLE AND ABSOLUTE DISCRETION.

This form or one substantially equivalent hereto must be used by registered holders of the outstanding 8.125% Senior Secured Second Priority Notes due 2018 (the “Restricted Notes”) not registered under the Securities Act of 1933, as amended (the “Securities Act”), who wish to tender their Restricted Notes in exchange for a like principal amount at maturity of the 8.125% Senior Secured Second Priority Notes due 2018 (the “Exchange Notes”) that have been registered under the Securities Act pursuant to the exchange offer (the “Exchange Offer”) described in the prospectus (the “Prospectus”) dated                     , 2014, of ION Geophysical Corporation, a Delaware corporation (the “Company”), and its material domestic subsidiaries, ION Exploration Products (U.S.A.), Inc., I/O Marine Systems, Inc. and GX Technology Corporation, and the accompanying letter of transmittal (the “Letter of Transmittal”), if the holder’s Restricted Notes are not immediately available or if such holder cannot deliver its Restricted Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wilmington Trust, National Association, as Exchange Agent (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by electronic mail and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering Restricted Notes” and “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust, National Association

By Mail, Hand or Overnight Delivery:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Workflow Management 5th Floor

By Facsimile:

(302) 636-4139

For Information or Confirmation by Email:

DTC2@wilmingtontrust.com

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, the principal amount of Restricted Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

DESCRIPTION OF RESTRICTED NOTES TENDERED

Name(s) of Tendering Holder(s)	Name(s) and Address(es) of Registered Holder(s) Exactly as Name(s) appear(s) on Restricted Notes	Certificate Number(s) for Restricted Notes Tendered	Principal Amount at Maturity of Restricted Notes Tendered

PLEASE SIGN HERE

Signature(s) of Owner	Date

Must be signed by the holder(s) of Restricted Notes as their name(s) appear(s) on certificates for Restricted Notes or on a security-position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

☐ The Depository Trust Company (Check if  Restricted Notes will be tendered by book-entry transfer)

Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Restricted Notes (or a confirmation of book-entry transfer of such Restricted Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three (3) NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
(Authorized signature)

Address:	Name:

Title:

Date:

Telephone No.:

(Please type or print)

NOTE: DO NOT SEND RESTRICTED NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. RESTRICTED NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.